EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Fuel Systems Solutions, Inc. of our reports dated March 6, 2009, except as to Note 20, which is as of May 29, 2009, relating to the consolidated financial statements and financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO USA, LLP

BDO USA, LLP (formerly known as BDO Seidman, LLP)

Costa Mesa, California

December 3, 2010